               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
                                        [_]  Confidential, for Use of the
                                            Commission Only
                                           (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to [Section] 240.14a-12

                            NBC Capital Corporation
             (Name of each Registrant as Specified in its Charter)

                               -----------------

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:
   (2) Aggregate number of securities to which transaction applies:
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   (4) Proposed maximum aggregate value of transaction:
   (5) Total fee paid:
[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount previously paid:
   (2) Form, Schedule or Registration Statement No.:
   (3) Filing Party:
   (4) Date Filed:

                                  April 9, 2003

Dear Fellow Shareholders:

     We cordially invite you to attend the 2003 annual meeting of shareholders of NBC Capital Corporation. The annual meeting will be held beginning at 5:00 p.m., local time, on Tuesday, May 20, 2003, at the National Bank of Commerce, Columbus Banking Center, 803 Main Street, Columbus, Mississippi. The formal notice of the annual meeting appears on the next page.

     The annual meeting has been called for the following purposes: (1) to elect twenty-one directors of NBC Capital Corporation to serve until the 2004 annual meeting; (2) to consider and vote upon a proposed amendment to the Corporation's articles of incorporation to increase the number of authorized shares of common stock from 10 million to 50 million; (3) to consider and vote upon the proposal to approve the Corporation's 2003 Long-Term Incentive Plan and (4) to transact such other business as may properly come before the annual meeting or any adjournment thereof.

     We hope that you will be able to attend the annual meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your board of directors recommends a vote "FOR" the election as directors of those nominees named in the accompanying proxy statement, the proposal to increase the number of common shares authorized and the proposal to approve the 2003 Long-Term Incentive Plan.

     We are gratified by our shareholders' continued interest in NBC Capital Corporation, and are pleased that in the past so many of you have voted your shares. We look forward to seeing you at the annual meeting.

                             Sincerely yours,

                             /s/ LEWIS F. MALLORY, JR.
                             -----------------------------
                             Lewis F. Mallory, Jr.
                             Chairman of the Board and
                             Chief Executive Officer

                             NBC CAPITAL CORPORATION
                                 803 Main Street
                           Columbus, Mississippi 39701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 2003

     Notice is hereby given that the annual meeting of shareholders of NBC Capital Corporation will be held beginning at 5:00 p.m., local time, on Tuesday, May 20, 2003 at the National Bank of Commerce, Columbus Banking Center, 803 Main Street, Columbus, Mississippi. The annual meeting has been called for the following purposes:

     o to elect 21 directors of NBC Capital Corporation, to serve until the 2004 annual meeting or until their successors are duly elected and qualified;

     o to consider and vote upon a proposed amendment to the Corporation's articles of incorporation to increase the number of authorized shares of common stock from 10 million to 50 million;

     o to consider and vote upon a proposal to approve the Corporation's 2003 Long-Term Incentive Plan; and

     o to transact such other business as may properly come before the annual meeting.

     The board of directors has fixed the close of business on Monday, March 31, 2003 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting.

     Your vote is important. Regardless of whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it in the envelope provided as promptly as possible. A proxy may be revoked at any time before it is voted at the annual meeting.

                                          By Order of the Board of Directors,


                                          /s/ HUNTER M. GHOLSON
                                          --------------------------
                                          Hunter M. Gholson
                                          Secretary

April 10, 2003

                             NBC CAPITAL CORPORATION
                              --------------------


                                 PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 20, 2003

     This proxy statement is furnished to the shareholders of NBC Capital Corporation (the "Corporation"), in connection with the solicitation of proxies on behalf of the board of directors for use at the 2003 annual meeting of shareholders to be held at 5:00 p.m., local time, on Tuesday, May 20, 2003, at the National Bank of Commerce, Columbus Banking Center, 803 Main Street, Columbus, Mississippi, or any adjournments or postponements thereof.

     The Corporation's principal executive offices are located at 301 East Main Street, Starkville, Mississippi 39759, and its telephone number is
(662) 323-1341.

     This proxy statement, the accompanying proxy card and the notice of annual meeting are first being distributed to shareholders on or about April 10, 2003.

     At the meeting, shareholders will have the opportunity to consider and vote upon:

     o    the election of 21 directors to serve until the 2004 annual meeting;

     o a proposed amendment to the Corporation's articles of incorporation (the "Articles") to increase the number of authorized shares of common stock from 10 million to 50 million;

     o    a proposal to approve the Corporation's 2003 Long-Term Incentive Plan;
          and

     o any other matter that may properly come before the annual meeting or any adjournments thereof.

     The board of directors has fixed the close of business on Monday, March 31, 2003 as the record date for the annual meeting. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. As of March 31, 2003, there were 8,170,478 shares of the Corporation's common stock outstanding. The Corporation has no other outstanding class of securities.

     If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope.

Solicitation and Revocation of Proxies

     If you have delivered a proxy for the annual meeting, you may revoke it any time before it is voted by attending the meeting and voting in person, giving written notice revoking your proxy to the corporate secretary prior to the date of the annual meeting, or by submitting a signed proxy before the meeting dated later than your initial proxy.

     If a proxy card is returned properly signed and dated, the shares represented by the proxy will be voted at the annual meeting in accordance with the instructions on the card. If a proxy card is returned properly signed and dated but with no instructions given, the shares represented by that proxy card will be voted "FOR" the election as directors of those nominees named herein, the proposal to amend the Corporation's Articles to increase the number of authorized shares of common stock from 10 million to 50 million, and the proposal to approve the Corporation's 2003 Long-Term Incentive Plan. The proxy card also gives the individuals named as proxies discretionary authority to vote the shares represented on any other matter that is properly presented for action at the annual meeting. The board of directors is not aware of any other matter to be presented at the meeting other than the election of directors and the two proposals listed in the official notice of the annual meeting.

     The Corporation will bear the cost of soliciting proxies from its shareholders. The Corporation will solicit shareholder votes by mail and possibly by telephone or other means of telecommunication. Directors, officers and employees of the Corporation may also solicit shareholder votes in person. If these individuals solicit your vote in person, they will receive no additional compensation for doing so. The Corporation's stock transfer agent, SunTrust Bank, will also assist in the solicitation of proxies from brokers and nominees of shareholders for the meeting. The Corporation estimates that fees of SunTrust will not exceed $10,000, plus out-of-pocket costs and expenses. The Corporation will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

Quorum

     A majority of the votes entitled to be cast at the annual meeting constitutes a quorum. A share, once represented for any purpose at the annual meeting, is deemed present for purposes of determining a quorum for the remainder of the annual meeting. This is true even if the shareholder abstains from voting with respect to any matter brought before the annual meeting.

     Each share of the Corporation's common stock outstanding on March 31, 2003 entitles its holder to one vote on any proposal that may properly come before the annual meeting. In the election of directors, shareholders are entitled to cumulate their votes. See the section titled "Election of Directors" for voting procedures regarding the election of directors.

     As of February 14, 2003, the directors and executive officers of the Corporation beneficially owned a total of 1,480,960 shares, or approximately 18.1%, of the outstanding shares of the Corporation's common stock. These individuals have indicated that they will vote for each of the individuals nominated for director by the board of directors and in favor of all other items listed in the "Notice of Annual Meeting of Shareholders".

     Brokers and other nominee holders have the power to vote shares held by them in the election of directors, but do not have the power to vote on the two proposals listed in the notice of the annual meeting, unless the beneficial owner of the shares directs them to vote on such matters. Broker non-votes will not be counted as present for purposes of determining the total number of votes cast on a particular item that comes before the annual meeting.

                              ELECTION OF DIRECTORS
                           (Item 1 on the Proxy Card)

     At the annual meeting, shareholders will elect 21 directors, who will serve until the 2004 annual meeting. The board of directors has nominated the 21 persons listed on the proxy card, each of whom is currently a director of the Corporation.

Voting Procedures

     Shareholders have cumulative voting rights in the election of directors. Cumulative voting entitles a shareholder to give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or to distribute the total votes, computed on the same principle, among as many candidates as the shareholder chooses. For example, because the number of directors to be elected is 21, a shareholder owning ten shares may cast 210 votes for one nominee; ten votes for each of the 21 nominees or allocate the 210 votes among the several nominees in any manner. The 21 candidates receiving the highest number of votes cast will be elected.

     If a shareholder returns a properly signed and dated proxy card, but does not allocate votes or mark out the name of any nominee on the card, the proxy holders will vote all shares represented by proxy in favor of each of the 21 nominees, while reserving the right, however, to cumulate the votes represented by proxies and distribute them among the nominees at their discretion. Otherwise, the signed proxy card will be voted as indicated on the card. If, for any reason, one or more of the nominees is not available as a candidate for director (an event that the board of directors does not anticipate), the proxy holders will vote for such other candidate or candidates as may be nominated by the board of directors, and discretionary authority to do so is included in the proxy card. If shareholders attending the annual meeting cumulate their votes such that all of the nominees cannot be elected, then the proxy holders will cumulate votes to elect as many of the board's nominees as possible.

Nominees

     The following table provides information about the 21 nominees.


                                                        Director
Name                                      Age             Since        Principal Occupation
----                                      ---             -----        --------------------
Mark A. Abernathy (1)                      46             1994         President and Chief Operating Officer,  National
                                                                       Bank of Commerce and the Corporation

David Byars (2)                            49             1998         President, Byars Furniture

Robert S. Caldwell, Jr. (2)                61             1999         President, Caldwell Furniture & Properties and
                                                                       Brownwell Realty

Robert L. Calvert, III (1)(3)(4)           63             1999         President, Calvert Spalding Engineers, Inc., Robert
                                                                       L. Calvert Consulting Engineers, Inc., and C & H
                                                                       Properties, Inc.

Robert A. Cunningham (1)(2)(4)             57             1990         Planter

J. Nutie Dowdle (1)(2)(3)(4)               59             1990         President, Dowdle Butane Gas Co., Inc. and
                                                                       Wholesale LP Gas Co.

Clifton B. Fowler                          54             1991         Executive Vice President, Commercial Banking,
                                                                       National Bank of Commerce and Vice President of the
                                                                       Corporation

James C. Galloway, Jr.                     50             1997         President, Galloway-Chandler-McKinney Insurance
                                                                       Agency, Inc., and Magnolia Financial Services
                                                                       Corporation

Hunter M. Gholson (1)(3)(4)                70             1974         Attorney at Law, Gholson, Hicks & Nichols

James D. Graham (2)                        53             2001         President, Graham Roofing Corporation and Grayco,
                                                                       Inc.

Bobby L. Harper (1)                        61             1977         President, Columbus Region,
                                                                       National Bank of Commerce and Chairman of Executive
                                                                       Committee of the Corporation

Robert S. Jones (1)(3)                     71             1973         Retired Auto Dealer

Lewis F. Mallory,  Jr. (1)                 60             1969         Chairman of the Board and Chief Executive Officer,
                                                                       National Bank of Commerce and the Corporation

Robert D. Miller (1) (2)(3)                73             1975         Certified Public Accountant, R.D. Miller & Co.,
                                                                       C.P.A.

Ralph E. Pogue                             73             1979         Ralph Pogue, Attorney at Law

Thomas J. Prince, Jr.                      61             1990         Executive Vice President, Division Manager of
                                                                       Consumer Financial Services, National Bank of
                                                                       Commerce and Vice President of the Corporation

Allen  B. Puckett, III, (1)(3)(4)          52             1987         President, Columbus Brick Corporation

Dr. James C. Ratcliff (2)                  71             1978         Retired Physician


                                                        Director
Name                                      Age             Since        Principal Occupation
----                                      ---             -----        --------------------
Sammy J. Smith (2) (5)                     63             1977         Owner, Smith & Byars Men's Clothing,

H. Stokes Smith (5)                        66             1999         National Sales Manager, The Westmount Corporation

Henry S. Weiss (1)(2)(3)                   72             1988         President, Industrial Fabricator, Inc. and Partner,
                                                                       P & W Enterprises

(1)  Member of Executive Committee

(2)  Member of Audit Committee

(3)  Member of Compensation Committee

(4)  Member of Nominating Committee.

(5)  Mr. Sammy J. Smith and Mr. H. Stokes Smith are brothers

Meetings and Committees of the Board of Directors

     The board of directors meets on the third Wednesday of each month with the exception of April, in which the annual shareholder meeting is generally held. During the year ended December 31, 2002, the board met 11 times. Each such meeting was a regular meeting. Each director attended at least 75% of all meetings held by the board and the committees on which he served.

     The board has established various standing committees, including the executive committee, the audit committee, the capital planning committee, the corporate responsibility committee, the compensation committee and the trust investment committee. These committees generally meet either monthly or quarterly and at call. During 2002, the executive committee met 11 times, the audit committee met 4 times, the capital planning committee met 2 times, the corporate responsibility committee met 2 times, the compensation committee met 3 times and the trust investment committee met 4 times.

     During 2002, the board did not have a standing nominating committee; however, at its January 2003 meeting, the board did establish this committee. The nominating committee considers potential nominees for Board membership in various ways and will review any suggestions submitted by shareholders. Such suggestions, together with appropriate biographical information, should be submitted to the Corporate Secretary.

Compensation of Directors

     During 2002, each non-employee director of the Corporation received a $13,800 retainer and $700 from January through June and $800 from July through December for attendance at each meeting of a committee of the board of directors of which he was a member. The secretary of the board received an additional retainer of $32,750, and each member of the executive committee received an additional retainer of $10,200. With the Exception of Mr. James C. Galloway, Jr., directors who are employees of the Corporation are not compensated for serving on the board of directors or any of its constituent committees. Mr. Galloway, President of Galloway-Chandler-McKinney Insurance Agency, Inc., a wholly owned subsidiary of National

Bank of Commerce, a wholly owned subsidiary of the Corporation, received the same compensation as outside directors.

Stock Ownership of Directors, Officers and Principal Shareholders

     The table below shows, as of February 14, 2003, the number of shares of the Corporation's common stock beneficially owned by each person or entity known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of common stock, each director and nominee, all executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

                                                                                                  Options
                                                       Number of Shares                         Exercisable
                                                         Beneficially         Percentage         Within 60
       Name                                                Owned(A)          Ownership(B)         Days(C)
       ----                                                --------          ------------         -------
       Mark Abernathy (1)                                       15,671             *               3,333
       David Byars (2)                                          13,227             *
       Robert S. Caldwell (3)                                   57,319             *
       Robert L. Calvert, III (4)                              141,415           1.7%
       Robert A. Cunningham (5)                                109,071           1.3%
       J. Nutie Dowdle                                         112,267           1.4%
       Clifton B. Fowler (6)                                    11,525             *                 666
       James C. Galloway, Jr.                                   93,660           1.1%
       Hunter M. Gholson (7)                                    86,297           1.1%
       James D. Graham                                          42,799             *
       Bobby L. Harper (8)                                      39,388             *               1,500
       Robert S. Jones                                          32,221             *
       Lewis F. Mallory, Jr. (9)                               120,200           1.5%              8,333
       Robert D. Miller                                         23,343             *
       Ralph E. Pogue                                           20,778             *
       Thomas J. Prince, Jr. (10)                               17,805             *               1,500
       Allen B. Puckett, III(11)                               178,553           2.2%
       Dr. James C. Ratcliff (12)                                7,397             *
       H. Stokes Smith(13)                                      35,185             *
       Sammy J. Smith                                            5,968             *
       Henry S. Weiss                                           68,044             *
       Richard T. Haston (14)                                    5,192             *               2,166

       Directors and executive officers as a group           1,480,960           18.1%            21,829
       (27 persons)

*    Less than one percent

(A) Includes shares as to which such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power and/or investment power as these terms are defined in Rule 13d-3(a) under the Securities Exchange Act of 1934.

(B) Based upon 8,182,878 shares of common stock outstanding. All shares in this table are shown on a post split basis following the four-for three stock split that occurred during the third quarter of 2002.

(C) Options to acquire the Corporation's common stock were granted in 2001 and 2002. The options are subject to a vesting schedule and the options vested and exercisable are shown in this column.

(1) Includes 600 shares held by NBC's employee stock ownership plan with respect to which Mr. Abernathy has voting power. Also, includes 1,882 shares held in trust for the benefit of his wife, as to which he disclaims beneficial ownership and 1,625 shares held by the Corporation's Salary Reduction Thrift Plan (a 401(k) plan) with respect to which Mr. Abernathy has both voting and investment authority.

(2) Includes 2,882 shares owned by Mr. Byars' wife, 1,932 shares over which Mr. Byars serves as custodian for his children, 4,233 shares held through a profit sharing plan and 266 shares held in a business investment account, over all of which Mr. Byars exercises investment and voting control. Also includes 2,948 shares held in a family trust over which Mr. Byars is trustee and exercises investment and voting control.

(3) Includes 4,668 shares for which Mr. Caldwell serves as custodian for his grandchildren over which he exercises investment and voting control.

(4) Includes 40,714 shares held by two companies over which Mr. Calvert has sole investment and voting control, and 1,561shares owned by Mr. Calvert's wife, as to which he disclaims beneficial ownership.

(5) Includes 21,829 shares held in a trust with respect to which Mr. Cunningham has shared voting and investment power and 72,730 shares owned by partnership as to which Mr. Cunningham has sole voting and investment power.

(6) Includes 9,349 shares held by NBC's employee stock ownership plan with respect to which Mr. Fowler has voting power, 2,050 shares held by NBC's Salary Reduction Thrift Plan with respect to which Mr. Fowler has both voting and investment authority and 55 shares as to which Mr. Fowler is a custodian for his child and over which he exercises sole investment and voting control.

(7) Includes 12,500 shares held in trust and 11,130 shares held by Mr. Gholson's wife, as to which he disclaims beneficial ownership. Also, includes 2,666 shares in a limited liability corporation and 5,666 shares in trust over which Mr. Gholson has sole voting and investment power.

(8) Includes 38,445 shares held by NBC's employee stock ownership plan with respect to which Mr. Harper has voting power and 943 shares held by the Salary Reduction Thrift Plan with respect to which Mr. Harper has investment authority.

(9) Includes 53,112 shares held by NBC's employee stock ownership plan with respect to which Mr. Mallory has voting power and 2,399 shares held by the Salary Reduction Thrift Plan with respect to which Mr. Mallory has investment authority.

(10) Includes 9,328 shares held by NBC's employee stock ownership plan with respect to which Mr. Prince has voting power and 1,618 shares held by the Salary Reduction Thrift Plan with respect to which Mr. Prince has investment authority.

(11) Includes 9,557 shares owned by a corporation and 4,213 shares as to which Mr. Puckett serves as custodian for his children, over which Mr. Puckett has sole voting and investment power. Also, includes 5,333 shares owned by Mr. Puckett's wife as to which he disclaims beneficial ownership.

(12) Includes 1,717 shares owned by Dr. Ratcliff's wife as to which he disclaims beneficial ownership.

(13) Includes 12,490 shares owned by Mr. Smith's wife as to which he disclaims beneficial ownership.

(14) Includes 200 shares held by NBC's employee stock ownership plan with respect to which Mr. Haston has voting power and 1,004 held by the Salary Reduction Thrift Plan with respect to which Mr. Haston has investment authority.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.

              PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                           (Item 2 on the Proxy Card)

     The Board has unanimously approved a proposal that the shareholders adopt an amendment to the Articles to increase the number of authorized shares of Common Stock from 10 million to 50 million. The Corporation is currently authorized under the Articles to issue up to 10 million shares of Common Stock. As described further below, the Board proposes to increase the authorized number of shares of Common Stock to 50 million in order to increase the Corporation's flexibility to issue additional Common Stock in the future, without delay.

Purposes and effects of the proposal

     In July 2002, the Board declared a 4-for-3 stock split payable September 9, 2002. Although the Corporation cannot guarantee that the Board will declare additional stock splits in the future, the Board believes that increasing the number of authorized shares will provide the Corporation the ability to declare future stock splits or dividends, if the circumstances warrant, without the expense and delay of obtaining shareholder approval.

     In addition to providing additional flexibility to effect stock splits, adoption of this proposal will enable the Corporation to promptly and appropriately respond to various other business opportunities, such as opportunities to raise additional equity capital, to finance acquisitions with Common Stock, and to issue additional shares in connection with current or future employee benefit plans. Given the limited number of shares currently available for issuance, the Corporation may not be able to effect certain of these transactions without obtaining shareholder approval for an increase in the authorized number of shares of Common Stock. The cost, prior notice requirements and delay involved in obtaining shareholder approval at the time that corporate action may become desirable could eliminate the opportunity to effect the action or reduce the anticipated benefits.

     Although the Corporation is continually reviewing various acquisitions and other transactions that could result in the issuance of shares of the Corporation's capital stock, the Board has no present plans to issue additional shares of capital stock except for shares of Common Stock that may be required to be issued pursuant to the exercise of outstanding options.

     The additional shares of Common Stock proposed to be authorized, together with existing authorized and unissued shares and shares held as treasury shares, generally will be available for issuance without any requirement for further shareholder approval, unless shareholder action is required by applicable law or by the rules of the American Stock Exchange or of any other stock exchange on which the Common Stock may then be listed. Although the Board will authorize the issuance of additional shares only when it considers doing so to be in the best interest of shareholders, the issuance of additional Common Stock may, among other things, have a dilutive effect on earnings per share of Common Stock and on the voting rights of holders of Voting Shares. Under certain circumstances, shareholders of the Corporation would not have preemptive rights to subscribe for additional shares of Common Stock that may be issued. In addition, although the Board has no current plans to do so, shares of Common Stock could be issued in various transactions that would make a change in control of the Corporation more difficult or costly and, therefore, less likely. However, the Corporation is not aware of any effort by anyone to obtain control of the Corporation, and the Corporation has no present intention to use the increased shares of authorized Common Stock for any such purposes.

Vote Required

     Amending the Articles to increase the Corporation's authorized stock requires the approval of a majority of the outstanding shares of Common Stock. If adopted, the amendment will become effective promptly after the Meeting, as soon as the Corporation files with the Mississippi Secretary of State the certificate required under state law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                 PROPOSAL TO APPROVE THE NBC CAPITAL CORPORATION
                   2003 LONG-TERM INCENTIVE COMPENSATION PLAN
                           (Item 3 on the Proxy Card)

General

     The Board believes that the growth of the Corporation depends upon the efforts of its officers and key employees, and that the NBC Capital Corporation 2003 Long-Term Incentive Compensation Plan (the "Incentive Plan") will provide an effective means of attracting and retaining qualified key personnel while enhancing their long-term focus on maximizing shareholder value. The Incentive Plan has been adopted by the Board of Directors, subject to approval by the shareholders at the Meeting. The primary features of the Incentive Plan are summarized below. Any shares issued under the Incentive Plan are intended to be a form of long-term incentive, and not a supplement to current compensation. This summary is qualified in its entirety, however, by reference to the Incentive Plan, which is attached to this Proxy Statement as Appendix A.

Purpose of the proposal

     The Board believes that providing members of management and key personnel with a proprietary interest in the growth and performance of the Corporation is crucial to stimulating individual performance while at the same time enhancing shareholder value. As a result of stock option grants to officers in 2001 and 2002, less than 84,000 Common Shares remain available for grants under the Company's 2001 Long-Term Incentive Compensation Plan. The Board believes that adoption of the new Incentive Plan is necessary to provide the Corporation with the continued ability to attract, retain and motivate key personnel in a manner that is tied to the interests of shareholders.

Terms of the Incentive Plan

     Administration of the Incentive Plan. The Compensation Committee of the Board (the "Committee") administers the Incentive Plan and has authority to grant options under the plan, to set the terms of the options, to interpret the plan, to establish any rules or regulations relating to the plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the plan. Subject to the limitations specified in the Incentive Plan, the Committee may delegate certain administrative authority to appropriate personnel of the Corporation.

     Eligibility. Officers and key employees of the Corporation (including officers who are also directors of the Corporation) will be eligible to receive option grants under the Incentive Plan when designated by the Committee as plan participants. The Corporation currently has approximately 27 officers eligible to receive option grants under the Incentive Plan. Over the past two years, the Corporation has granted options to these individuals under its predecessor incentive compensation plan.

     Shares Issuable through the Incentive Plan. Subject to certain adjustment provisions described below, a total of 500,000 Common Shares are authorized to be issued under the Incentive Plan, representing approximately 6.1% of the outstanding Common Shares. There are currently options to acquire 229,868 Common Shares outstanding under the Corporation's predecessor incentive compensation plan and 83,465 shares still available for issuance under the predecessor plan. On March 31, 2003, the closing sale price of a Common Share, as reported on the American Stock Exchange, was $24.

     Limitations and Adjustments to Shares Issuable through the Incentive Plan. For purposes of determining the maximum number of Common Shares available for delivery under the Incentive Plan, Common Shares that are not delivered because the option lapses and shares that are withheld to satisfy participants' applicable tax withholding obligations will not be deemed to have been delivered under the Incentive Plan. Also, if the exercise price of any stock option granted under the Incentive Plan is satisfied by tendering Common Shares, only the number of shares issued net of the shares tendered will be deemed delivered for purposes of determining the maximum number of Common Shares available for delivery under the Incentive Plan.

     Proportionate adjustments will be made to all of the share limitations provided in the Incentive Plan, including shares subject to outstanding options, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Shares, and the terms of any stock option will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

     Amendments to the Incentive Plan. The Board may amend or discontinue the Incentive Plan at any time. However, the shareholders must approve any amendment that would:

     o materially increase the benefits accruing to participants under the Incentive Plan;

     o increase the number of Common Shares that may be issued under the Incentive Plan;

     o materially expand the classes of persons eligible to participate in the Incentive Plan; or

     o    authorize the Company to reprice outstanding options.

No amendment or discontinuance of the Incentive Plan may materially impair any previously granted stock option without the consent of the recipient.

     Terms of the Stock Options. All options granted under the Incentive Plan are non-qualified stock options. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the Common Shares on the date of grant. On the first anniversary date of the date of grant of an option, the option will become exercisable as to 25% of the total number of Common Shares subject to the option. On each subsequent anniversary date in the following three years, the option will become exercisable as to an additional 25% of the shares subject thereto. The term of an option will also be determined by the Committee, provided that the term may not exceed ten years. Except for adjustments permitted in the Incentive Plan to protect against dilution, unless approved by the shareholders the exercise price of an outstanding option may not be decreased after grant, nor may an option that has an exercise price that is less than the then current fair market value of a Common Share be surrendered to the Corporation as consideration for the payment of cash or Common Shares or the grant of a new option with a lower exercise price.

     The option exercise price may be paid:

     o    in cash;

     o    by check;

     o    by delivery of Common Shares, subject to certain limitations;

     o through a "cashless" exercise arrangement with a broker approved by the Corporation; or

     o    in any other manner authorized by the Committee.

     Performance-Based Compensation under Section 162(m). Stock options granted in accordance with the terms of the Incentive Plan will qualify as performance-based compensation under Section 162(m). The Committee has the authority to impose performance objectives upon the grant of options. Performance objectives would be based upon pre-established performance goals involving the following business criteria: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, return on equity, return on investment, cash provided by operating activities, or increase in revenues, operating revenues, cash flow or customers of the Corporation, of one or more operating divisions or subsidiaries. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years.

     Termination of Employment. If an employee participant ceases to be an employee of the Corporation for any reason, including death, his outstanding options may be exercised or will expire at such time or times as may be determined by the Committee and set forth in the agreement granting the options. Normally, a participant may exercise an option only while the participant is employed by the Corporation. However, if the Committee does not specify otherwise:

     o A participant (or his or her estate) may exercise an option within the one-year period following the participant's death or disability to the extent that the option was exercisable on the date of death or disability.

     o A participant may exercise all of the options granted to him or her in the first year following the participant's normal retirement;

     o A participant who ceases to be an employee of the Corporation for any reason except "cause" may exercise an option within the first 120 days following the date that he or she ceases to be employed by the Corporation, to the extent that the option was exercisable on the last day of employment.

     If a participant's employment with the Corporation is terminated for "cause" as defined in the Incentive Plan, then all options held by the participant are automatically canceled. Furthermore, the participant is required to return to the Corporation the economic value of all options exercised during his or her employment, in the manner set forth in the Incentive Plan, unless the Committee provides otherwise in the agreement granting the option.

     Change of Control. In the event of a change of control of the Corporation, as defined in the Incentive Plan, all options will become fully vested and exercisable, and unless otherwise provided in the agreement granting the option, all performance criteria to which any option is subject will generally be deemed to be achieved or waived. In cases in which the exercise of options would involve "parachute payments" under Section 280G of the Internal Revenue Code, the number of shares subject to an option that accelerates upon a change of control would be limited so that the value of all "parachute payments" payable to an employee who is a "disqualified person" within the meaning of Section 280G will not exceed 300% of such person's "base amount", minus one dollar (all determined in accordance with Section 280G).

     Transferability of Incentives. Under the Incentive Plan, participants may not transfer, pledge, assign or otherwise encumber their options, and during his or her lifetime, only a participant may exercise his or her options.

     Payment of Withholding Taxes. The Corporation may withhold from any payments or stock issuance under the Incentive Plan, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have the Corporation withhold, from the shares the participant would otherwise receive, Common Shares having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

     Federal Income Tax Consequences of Stock Options. Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will the Corporation normally receive any deduction for federal income tax purposes, in the year the option is granted. When a non-qualified stock option granted pursuant to the Incentive Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the Common Shares acquired (the grant price) and the aggregate fair market value of the Common Shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, the Corporation will be entitled to a deduction in the year the option is exercised equal to the income realized by the participant. If the exercise price of an option is paid by the surrender of previously owned shares, the basis and the Holding Period of the previously owned shares carries over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received.

Vote Required

     Approval of the Incentive Plan requires the affirmative vote of a majority of the shares present or represented by proxy at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation for services in all capacities to the Corporation for the fiscal years ending December 31, 2002, 2001 and 2000, of the chief executive officer and the four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                           Number of
                                                                          Securities
                                                                          Underlying       All Other
Name and Principal Position           Year      Salary         Bonus        Options      Compensation
---------------------------           ----      ------         -----      ----------     ------------
Lewis F. Mallory, Jr.                 2002     $314,000      $109,000        33,333         $40,095(1)
Chairman and Chief Executive          2001      303,000          0           25,000          36,190
Officer                               2000      286,400       100,240          0             35,193

Mark A. Abernathy                     2002     $184,750       $60,967        13,333         $19,056(2)
President and Chief Operating         2001      178,500          0           10,000          14,037
Officer                               2000      168,500        55,605          0             13,857

Richard T. Haston                     2002     $137,498       $41,249         8,667          $8,184(3)
Executive Vice President, Chief       2001      133,000          0            6,500          10,703
Financial Officer and Treasurer       2000      126,000        37,800          0             11,537

Bobby L. Harper                       2002     $120,672       $24,436         6,000          $9,810(4)
Chairman of the Executive Committee   2001      118,344          0            4,500          12,140
                                      2000      116,841        27,922          0             12,290

Thomas J. Prince, Jr.                 2002     $112,805       $38,353         6,000          $8,857(5)
Vice President                        2001      110,000          0            4,500          11,387
                                      2000      100,362        15,054          0             11,742

(1) Includes dividend equivalent credits to Mr. Mallory's account under the phantom stock plan in the amount of $25,845, the Corporation's matching contribution to its Salary Reduction Thrift Plan in the amount of $8,250 and the Corporation's contribution to its profit sharing plan in the amount of $6,000.

(2) Includes dividend equivalent credits to Mr. Abernathy's account under the phantom stock plan in the amount of $8,033, the Corporation's matching contribution to its Salary Reduction Thrift Plan in the amount of $5,500 and the Corporation's contribution to its profit sharing plan in the amount of $5,523.

(3) Includes the Corporation's matching contribution to its Salary Reduction Thrift Plan in the amount of $4,084 and the Corporation's contribution to its profit sharing plan in the amount of 4,100.

(4) Includes the Corporation's matching contribution to its Salary Reduction Thrift Plan in the amount of $6,217 and the Corporation's contribution to its profit sharing plan in the amount of $3,593.

(5) Includes the Corporation's matching contribution to its Salary Reduction Thrift Plan in the amount of $5,495 and the Corporation's contribution to its Profit Sharing Plan in the amount of $3,362.

Stock Option Plan

     The Corporation maintains two long-term incentive plans for the benefit of the named executives: a phantom stock plan, in which only Mr. Mallory and Mr. Abernathy participate, and a long-term incentive compensation plan. No units were awarded under the phantom stock plan in 2002. As of December 31, 2002, the values of Messrs. Mallory and Abernathy's accounts in the plan were $263,354 and $81,463, respectively, and the aggregate numbers of units credited to the accounts were 8,579.2 and 2,666.68, respectively.

     In 2001, the board of directors adopted a long-term incentive compensation plan that reserved for grant or issuance an aggregate of 235,000 shares of the Corporation's common stock. In accordance with the terms of the of the Plan, the total number of shares reserved was adjusted to 313,333 shares as a result of the four for three stock split that occurred during the third quarter of 2002. As of December 31, 2002, a total of 229,868 options had been granted under this plan at a weighted-average exercise price of $22.43 per share. A total of 83,465 shares remain available for future grants under this plan. At the time this plan was adopted, the rules of the American Stock Exchange did not require shareholder approval if the plan did not exceed 5% of the Corporation's outstanding stock. Therefore, this plan was not submitted to the shareholders for approval. Under the terms of the plan, grants can be made only in the form of nonqualified options at an exercise price set at or above the fair market value of the Corporation's common stock, determined on the date of grant.

     The following table describes the options granted in 2002 to each of the executive officers name in the Summary Compensation Table.

                              OPTION GRANTS IN 2002

                                                                                           Potential Realizable
                                                                                         Value at Assumed Annual
                               No. of        % Total                                       Rates of Stock Price
                             Securities      Options        Exercise                       Appreciation for the
                             Underlying     Granted to      Price(1)       Expiration          Option Term
   Name                       Options       Employees       ($/share)         Date          5%             10%
---------                     --------      ---------       ---------         ----       ---------      --------
Lewis F. Mallory, Jr.          33,333         28.3%          $24.11         6-12-12      $505,328       $1,280,987
Mark A. Abernathy              13,333         11.3%          $24.11         6-12-12      $202,128       $  512,387
Richard T. Haston               8,667          7.4%          $24.11         6-12-12      $131,073       $  333,073
Bobby L. Harper                 6,000          5.1%          $24.11         6-12-12      $ 90,960       $  230,580
Thomas J. Prince, Jr.           6,000          5.1%          $24.11         6-12-12      $ 90,960       $  230,580

(1) The exercise price is the fair market value of the Corporation's common stock on the date of grant.

     The following table describes the value of the outstanding options, determined as of December 31, 2002, for each of the executive officers name in the Summary Compensation Table.

                           2002 YEAR-END OPTION VALUES

                                     Number of Securities                     Value of Options
                               Underlying Unexercised Options               At Fiscal Year End(2)
                                 Granted Fiscal Year End(1)           -------------------------------
            Name               (E)Exercisable/(U)Unexercisable        (E)Exercisable/(U)Unexercisable
            ----               -------------------------------        -------------------------------
Lewis F. Mallory, Jr.                      58,333(U)                              $147,583(U)
                                            8,333(E)                               $37,082(E)
Mark A. Abernathy                          23,333(U)                               $59,033(U)
                                            3,333(E)                               $14,832(E)
Richard T. Haston                          15,168(U)                               $38,376(U)
                                            2,166(E)                                $9,639(E)
Bobby L. Harper                            10,500(U)                               $26,565(U)
                                            1,500(E)                                $6,675(E)
Thomas J. Prince, Jr.                      10,500(U)                               $26,565(U)
                                            1,500(E)                                $6,675(E)

(1)  The options are subject to a vesting schedule.

(2)  All options outstanding as of December 31, 2002 are in the money.

Employee Benefit Plans

     The Corporation maintains four employee benefit plans: a defined benefit pension plan, a savings plan, a profit sharing plan, and an employee stock ownership plan. Matching contributions to the 401(k) plan and profit sharing contributions for the named executives are included in the Summary Compensation Table. No contributions were made to the employee stock ownership plan in 2002.

     The pension plan and profit sharing plan are a floor offset arrangement, under which the benefits payable from the pension plan are offset, or reduced, by amounts payable from the profit sharing plan. There are no reductions in benefits under this plan for social security payments. Benefits under the pension plan are based upon a formula that takes into account average compensation and years of credited service. Average compensation is determined over the five consecutive year period in which compensation is the greatest. Compensation taken into account for the named executives is listed in the salary column of the Summary Compensation Table, subject to an annual limitation that is imposed under the Internal Revenue Code, which is $200,000 for 2002.

     The following table describes the estimated benefits payable from the offset arrangement at the normal retirement age, age 65, in the form of a 10-year certain and life annuity.


 5 Year Average                                Years of Service(1)
Annual Earnings         10             20             30             40             45
---------------         --             --             --             --             --
   $25,000           $ 3,100         $6,300         $9,400       $ 12,500        $13,400
    50,000             6,300         12,500         18,800         25,000         26,900
    75,000            10,100         20,100         30,200         40,300         43,100
   100,000            14,400         28,800         43,300         57,800         61,500
   125,000            18,800         37,600         56,500         75,300         80,000
   150,000            23,200         46,400         69,600         92,800         98,400
   172,000            25,700         54,100         81,100        108,200        114,600

(1) Messrs. Mallory, Abernathy, Haston, Harper and Prince have 38, 8, 6, 36, and 23 years of service respectively.

Employment Agreements

     The Corporation is a party to an executive employment agreement with Mr. Mallory, which expires on December 31, 2003. The agreement provides continued employment for a period of five years from the date of a material change of ownership of the Corporation and ensures that during this period his salary, bonuses and benefits are at least equal to those in effect at the time of the change. If Mr. Mallory's employment is terminated in connection with a change in control (defined as the sale, transfer or exchange of 80% or more of the common stock of the Corporation), he is entitled to a termination benefit equal to three times the average of the aggregate annual compensation paid during the five calendar years preceding the change. If Mr.

Mallory were terminated in 2003, he would receive a lump sum payment of $1,126,316 under the agreement.

     The Corporation has also entered into agreements with Messrs. Abernathy and Haston, each of which expires on December 31, 2005. Under these agreements, in the event employment is terminated in connection with a change in control (defined as the transfer, sale or exchange of 50% or more of the common stock of the Corporation), the Corporation will pay an amount equal to two times the annual salary he is receiving when the change occurs. If Mr. Abernathy and Mr. Haston were terminated in 2003, they would receive $406,000 and $302,000, respectively. In the absence of a material change in ownership or a change in control, the executive's employment may be terminated at the discretion of the board, without the payment of severance or termination benefits.

                          COMPENSATION COMMITTEE REPORT

     Seven non-employee directors serve on the board's compensation committee. Among other duties, the committee administers the Corporation's executive compensation programs and recommends to the board the salary and bonus for the chief executive and other executive officers. The committee met three times during 2002.

     Each year, the committee reviews the current compensation practices of financial institutions of similar asset size, to ensure that the Corporation's compensation practices, policies and programs are approximately at the median of these institutions. The Corporation obtains information about comparable compensation practices from Watson Wyatt, an independent national compensation-consulting firm. The Corporation's executive compensation program consists of three basic components: base salary, short-term bonuses, and long-term incentives. In addition, executives participate in the benefit plans and programs that are generally available to all employees of the Corporation.

     Each year, the base salary of each executive officer is reviewed, using salary survey data developed by the independent compensation consultant. The increases indicated by the 2001 review, which are normally effective on January 1 of the following year, were delayed until July 1, 2002 for the named executives and are reflected in the Summary Compensation Table. The increases indicated by the 2002 review and approved by the compensation committee were effective January 1, 2003.

     Short-term bonuses are cash compensation that may be awarded annually, provided the performance goals designated each year by the committee are achieved. For 2002, the performance goals as to Messrs. Mallory, Abernathy and Haston related to the Corporation's return on equity and net operating income. The performance goals applicable to Messrs. Harper and Prince related to the Corporation's net operating income and certain additional non-objective measures. The committee determined that the goals were satisfied, and bonuses were awarded as reflected in the Summary Compensation Table.

     During 2001, the Corporation adopted a long-term incentive plan, the purpose of which is to further link the financial performance of the Corporation to the financial interests of its executives. During 2002, stock options were granted under the plan in the amounts and at the exercise price set forth in the Option Grant Table.

     The compensation committee practices described above were used to set the compensation of Mr. Mallory, the chairman and chief executive officer of the Corporation. Effective July 1, 2002, the committee approved a 7.26% base salary increase for Mr. Mallory, raising his annual base salary from $303,000 to $325,000. With respect to fiscal year 2002, Mr. Mallory was awarded a bonus of $109,900. Mr. Mallory also received options to acquire 33,333 shares of the Corporation's common stock.

     Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1 million paid to a chief executive officer or to any of the four other most highly compensated officers generally cannot be deducted. The committee has determined the Corporation's compensation practices and policies are not currently affected by this limitation.

                                            Respectfully submitted,

                                            The Compensation Committee of the
                                            Board of Directors,

Allen B. Puckett, III, Chairman     Hunter M. Gholson         Robert D. Miller
Robert L. Calvert, III              Robert S. Jones           Henry S. Weiss
J. Nutie Dowdle

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The members of the compensation committee are set forth above. Hunter M. Gholson is a partner in a law firm that was retained by the Corporation during 2002; the Corporation anticipates that the engagement will continue during 2003.

                        NBC             MG GROUP          AMEX

1997                  100.00             100.00          100.00
1998                  126.53              95.24           98.64
1999                   92.59              79.21          122.98
2000                   64.04              80.87          121.37
2001                  107.27             101.70          115.87
2002                  120.79             108.85          111.25

     The Securities and Exchange Commission requires that the Corporation include in its proxy statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The broad market index used in the graph is the AMEX Market Index. The Corporation has chosen to use Media General Financial Services Industry Group "413-REGIONAL -SOUTHEAST BANKS" as its peer group index. A list of the companies is included in the index following the graph.

     The graph assumes that $100 was invested in shares of the relevant issuers on January 1, 1998, and all dividends were immediately invested in additional shares. The value of the initial $100 investment is shown at one-year intervals, for a five-year period ending December 31,

2002. For purposes of constructing this data, the returns of each component issuer have been weighted according to that issuer's market capitalization.

                              [CHART APPEARS HERE]

MG Industry Group 413-Regional-Southeast Banks

20/20 WEB DESIGN INC.                     ACADIANA BANCSHARES INC.               ADMIRALTY BANCORP CL B
ALABAMA NATIONAL BANCORP                  AMSOUTH BANCORPORATION                 AREA BANCSHARES CORP
AUBURN NATIONAL BANC INC.                 BANC CORPORATION                       BANCORPSOUTH INC.
BANCTRUST FINANCIAL GRP                   BANK OF THE OZARKS INC                 BEACH FIRST NATL BNKSHRS
BRITTON & KOONTZ CAP CP                   CAPITAL BANCORP INC                    CARDINAL FINANCIAL CORP
CENTERSTATE BANKS OF FL                   CHESAPEAKE FINANCIAL SHS               CITIZENS FIRST CORP
CNB FLORIDA BANKSHARES                    COLONIAL BANCGROUP CL A                COMMERCESOUTH INC
COMMONWEALTH BANK VA                      COMMUNITY FIRST BANCORP                COMMUNITY NATL
COMMUNITY TRUST BNCP INC                  COMPASS BANCSHARES INC.                CRESCENT BANKING COMPANY
CUMBERLAND BANCORP                        EASTERN VIRGINIA BNKSHRS               FARMERS CAPITAL BANK CP
FAUQUIER BANKSHARES INC                   FIRST BANCSHARES INC MS                FIRST CAPITAL BANK
FIRST COMMUN BNCSRS VA                    FIRST M & F CORPORATION                FIRST NATL BANCSHRS FL
FIRST SECURITY BANCORP                    FIRST TENNESSEE NATL CP                FLORIDA BANKS INC
FNB CORPORATION FL                        FNB CORPORATION VA                     FOUR OAKS FINCORP
FRANKLIN ENCL CORP TN                     GLOBE BANCORP INC                      HANCOCK HOLDING CO
HERITAGE BANKSHARES                       HIBERNIA CORP A                        IBERIABANK CORPORATION
MADISON BANCSHARES INC                    MIDSOUTH BANKCORP                      NATIONAL COMMERCE FNCL
NB&T FINANCIAL GROUP                      NBC CAPITAL CORPORATION                PENSECO FINL SVCS CORP
PEOPLES BANCTRUST CO                      PEOPLES HOLDING CO, THE                PINNACLE BANCSHARES

PINNACLE FINANCIAL PARTN                  PREMIER FINANCIAL BANCP                REGIONS FINANCIAL CORP
REPUBLIC BANCORP INC CLA                  S.Y. BANCORP INC                       SIMMONS FIRST NATL CORP
SOUTHCOAST FINL CORP                      SOUTHTRUST CORP                        TRUSTMARK CORP
UNION PLANTERS CORP                       UNITED FINANCIAL HOLDING               UNITED SECURITY BANCSHRS
WHITNEY HOLDING CORP

                             AUDIT COMMITTEE REPORT

     The audit committee supervises the Corporation's internal audit function and general auditor, directs an examination of the Corporation's books and records at least annually and reviews regulatory examination reports, including internal audit and loan review reports and audit reports issued by the Corporation's independent auditors. The audit committee held four meetings during 2002. Each member of the audit committee is an "independent director" as defined in Section 121(A) of the American Stock Exchange's Listing Standards. The audit committee operates under a written charter that was adopted by the board of directors. A copy of the charter was attached as an exhibit to the Corporation's annual report on Form 10-K for the year ended December 31, 2002.

     The audit committee has reviewed and discussed the audited financial statements with management and T. E. Lott & Company. The discussions with T. E. Lott & Company included the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the audit committee received the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with representatives of T. E. Lott & Company the independence of the auditor.

     Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Corporation's annual report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                 Respectfully submitted,

                                 The Audit Committee of the Board of Directors,

J. Nutie Dowdle, Chairman       Robert A. Cunningham    Dr. James C. Ratcliff
David Byars                     James D. Graham         Sammy J. Smith
Robert S. Caldwell, Jr.         Robert D. Miller        Henry S. Weiss

Independent Public Accountants

     The Corporation's consolidated financial statements for the year ended December 31, 2002, were audited by the firm of T. E. Lott & Company. T. E. Lott & Company has also been appointed to audit the Corporation's financial statements for 2003. A representative of the firm is expected to be present at the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

     The fees billed for services rendered by T. E. Lott & Company for the fiscal year 2002 were as follows:

     o Audit Fees - Fees for the audit of the Corporation's annual financial statements and review of those financial statements included in the Corporation's reports on Form 10-Q were approximately $125,460.

     o Financial Information Systems Design and Implementation Fees - T. E. Lott & Company did not render any financial information systems design and implementation services for the Corporation during the fiscal year ending December 31, 2002.

     o All Other Fees - Aggregate fees billed to the Corporation by T. E. Lott & Company for all other services rendered for the fiscal year 2001 totaled approximately $71,130. These fees relate to employee benefit plan and student loan audits, trust department agreed upon procedures, preparation of income and other tax returns, and other general consultation services.

The committee has considered the compatibility of the performance of these non-audit services with maintaining T. E. Lott & Company's independence.

          CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND INDEBTEDNESS

     During the fiscal year 2002, the law firm of Gholson, Hicks and Nichols provided legal services to the Corporation and its subsidiary bank. Hunter Gholson, a director of the Corporation, is associated with Gholson, Hicks and Nichols, a professional association. Gholson, Hicks, and Nichols received a total of $114,995 in legal fees from the Corporation during the fiscal year 2002.

     During the fiscal year 2002, Graham Roofing Company provided normal maintenance and repair services to the Corporation's subsidiary bank. James D. Graham, a director of the Corporation, is President of Graham Roofing Company. Graham Roofing Company received a total of $66,430 for these services from the Corporation during the fiscal year 2002.

     Certain directors and officers of the Corporation, businesses with which they are associated, and members of their immediate families are customers of the bank and had transactions with the bank in the ordinary course of its business during the year ended December 31, 2002. As of December 31, 2002, the aggregate principal amount of indebtedness (including unfunded commitments) owed to the bank by these related parties was $42,489,000. This indebtedness comprised approximately 7.38% of the total currently outstanding loans as of December 31, 2002. In the opinion of the board, such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Under Section 402 of the Sarbanes-Oxley Act of 2002, loans to executive officers are generally prohibited. However, the law exempts any loan made or maintained by an insured depository institution if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Act. All loans to executive officers made by the Corporation's subsidiary bank are subject to the above referenced section of the Federal Reserve Act. All such loans are included in the total of related party transactions discussed in the preceding paragraph.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers, and any person beneficially owning more than 10% of the Corporation's common stock to file reports of securities ownership and changes in that ownership with the Commission. Officers, directors and greater than 10% stockholders also are required to furnish the Corporation with copies of all Section 16(a) forms that they file. Based solely upon a review of the copies of the forms filed during 2002, the Corporation believes that its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except Hunter M. Gholson, who filed a late Form 4 for 3,255 shares sold during the period of October 10, 2002 thorough October 15, 2002. The required Form 4 for Mr. Gholson was filed on October 18, 2002.

                                  OTHER MATTERS

     Management of the Corporation is not aware of any other matters to be brought before the annual meeting. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

                            PROPOSALS OF SHAREHOLDERS

     At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. The board of directors may also submit other matters to the shareholders for action at the annual meeting. Shareholders of the Corporation may also submit proposals for inclusion in the proxy materials. Proposals of shareholders intended to be presented at the 2004 annual meeting of shareholders must be received by Lewis F. Mallory, Jr., Chairman of the Board and Chief Executive Officer of the Corporation at 301 East Main Street, Starkville, Mississippi 39759, no later than Friday, December 11, 2003, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2004 annual meeting.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     Upon the written request of any record holder or beneficial owner of the shares entitled to vote at the annual meeting, the Corporation, without charge, will provide a copy of its annual report on Form 10-K for the year ended December 31, 2002, which was filed with the Securities and Exchange Commission on or about March 30, 2003. Requests should be mailed to Richard T. Haston, Executive Vice President and Chief Financial Officer, at P.O. Box 1187, Starkville, Mississippi, 39760.

APPENDIX A



                             NBC CAPITAL CORPORATION

                   2003 LONG-TERM INCENTIVE COMPENSATION PLAN

                            (Effective May 20, 2003)

                            NBC CAPITAL CORPORATION
                   2003 LONG-TERM INCENTIVE COMPENSATION PLAN

                                TABLE OF CONTENTS


                                                           Page
                                                           ----

ARTICLE I - DEFINITIONS                                    A-2

ARTICLE II - ADOPTION; RESERVATION OF SHARES               A-4
  Adoption and Effective Date                              A-4
  Duration                                                 A-5
  Number and Type of Shares                                A-5
  Replenishment                                            A-5
  Adjustment                                               A-5

ARTICLE III - PARTICIPATION                                A-5
  Eligibility                                              A-5
  No Continued Employment                                  A-5

ARTICLE IV - ADMINISTRATION OF PLAN                        A-6
  Composition of Committee                                 A-6
  Power and Authority                                      A-6
  Exercise of Power by Board                               A-6

ARTICLE V - GENERAL PROVISIONS                             A-6
  Vesting                                                  A-6
  Performance Objectives                                   A-7

ARTICLE VI - OPTIONS                                       A-7
  Grant of Options                                         A-7
  Rights as Stockholder                                    A-8
  Effect of a Severance of Employment                      A-8
  Manner of Exercise; Issuance of Common Stock             A-8

ARTICLE VII - MISCELLANEOUS                                A-9
  Amendment and Termination                                A-9
  Transferability of Incentives                            A-9
  Withholding                                              A-9
  Lapse of Restrictions Upon Change in Control            A-10
  Agreements                                              A-10
  Additional Legal Requirements                           A-10
  Governing Law                                           A-10
  Other Benefits                                          A-10

                             NBC CAPITAL CORPORATION
                   2003 LONG-TERM INCENTIVE COMPENSATION PLAN

     NBC Capital Corporation, a corporation organized and existing under the laws of the State of Mississippi (the "Company"), hereby establishes the 2003 Long-Term Incentive Compensation Plan (the "Plan"). The Plan is intended to provide flexibility to the Company in connection with its compensation practices and to attract, retain and motivate officers, executives and other key employees through the grant of certain incentives, all as more fully set forth below.

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Affiliate: means any corporation or other form of entity which the Company owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

     1.2 Board or Board of Directors: means the Board of Directors of the Company.

     1.3 Cause: unless otherwise expressly defined in an agreement between the Company (or an Affiliate) and a Participant hereunder, Cause means that a Participant has:

     a. Committed an intentional act of fraud, embezzlement or theft in the course of his or her employment or otherwise engaged in any intentional misconduct that is materially injurious to the Company's (or an Affiliate's) financial condition or business reputation;

     b. Committed intentional damage to the property of the Company (or an Affiliate) or committed intentional wrongful disclosure of confidential information that is materially injurious to the Company's (or an Affiliate's) financial condition or business reputation; or

     c. Intentionally refused to perform the material duties of his or her position.

No act or failure to act on the part of the Participant will be deemed "intentional" if it was due primarily to an error in judgment or negligence, but will be deemed "intentional" only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company (or an Affiliate). The Committee (or its designee) shall determine whether any separation from service is on account of Cause.

     1.4 Change in Control: means and shall be deemed to occur:

          a. With respect to any Participant hereunder, if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
               Act), other than the Company or any "person" who on the effective date of this Plan is a director or officer of the Company or an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) sponsored by the Company or an Affiliate, is or becomes the "beneficial owner" (as determined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, and (ii) such Participant's employment with the Company and all of its Affiliates shall be involuntarily terminated, without Cause, or terminated by such Participant on account of Good Cause (as defined below), during the six months preceding or the two years following the occurrence of the event described in subparagraph (i) hereof.

          b. During any period of 24 consecutive months after the effective date of this Plan, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least 80% of the directors then in office who were directors at the beginning of such period.

          c. The Company shall be party to a merger or consolidation with another corporation and, as a result of such transaction, less than 50% of the then outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company other than "affiliates" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any party to such transaction, as the same shall have existed immediately before such transaction.

          d. The Company sells, leases, or otherwise disposes of, in one transaction or in a series of related transactions, all or substantially all of its assets.

          e. The shareholders of the Company approve a plan of dissolution or liquidation.

          f. The Company sells or otherwise disposes of, in one or a series of related transactions, all or substantially all of its interest in the National Bank of Commerce, whether by merger, transfer, or otherwise.

For this purpose, Good Cause means a material diminution in a Participant's compensation, activities or duties and responsibilities or that such Participant is required to relocate his or her principal residence a distance of more than 100 miles from its location as of the date on which an event described in
Section 1.41(i) occurs. The Committee shall, in good faith, determine the occurrence of a Change in Control hereunder and promptly notify each affected participant thereof.

     1.5 Code: means the Internal Revenue Code of 1986, as amended.

     1.6 Committee: means the persons appointed in accordance with the provisions of Section 4.1 hereof to administer this Plan.

     1.7 Common Stock: means $1.00 par value voting common stock issued by the Company.

     1.8 Disabled or Disability: means that an Employee is actually receiving benefits under the Company's (or an Affiliate's) separate long-term disability plan.

     1.9 Employee: means a regular, common law employee of the Company and/or its Affiliates, including officers and directors, determined in accordance with the Company's (or Affiliate's) standard personnel policies and practices, but excluding individuals who are classified by the Company (or Affiliate) as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.

     1.10 Exchange Act: means the Securities Exchange Act of 1934, as amended, including any rule, regulation or interpretation promulgated thereunder.

     1.11 Fair Market Value: means the average of the closing bid and asked prices of a share of Common Stock on the American Stock Exchange on the date as of which such value is being determined or, if no sales occurred on such day, then on the immediately preceding date on which there were such sales.

     1.12 Incentive: means a right to purchase shares of Common Stock in accordance with the terms of this Plan.

     1.13 Non-Qualified Option or Option: means an option to purchase shares of Common Stock granted in accordance with the terms of Section 5.1 hereof, the taxation of which is subject to the provisions of Section 83 of the Code.

     1.14 Participant: means an Employee who is granted an Incentive under this Plan.

     1.15 Plan: means this 2003 Long-Term Incentive Compensation Plan, as the same may be amended from time to time.

     1.16 Retirement or Retire: means a Participant's voluntary separation from service on or after age 62.

     1.17 Other Definitions: The following terms shall have the meanings ascribed below: "Effective Date" is defined in Section 2.1 hereof; "non-employee director" is defined in Section 4.1 hereof; "Performance Cycle" and "Vesting Period" are defined in Section 5 hereof.

                                   ARTICLE II
                        ADOPTION; RESERVATION OF SHARES

     2.1 Adoption and Effective Date. The Plan was first adopted by the Board of Directors on February 19, 2003 and was approved by the shareholders of the Company on May 20, 2003, and shall be effective as of the date of shareholder approval (the "Effective Date").

     2.2 Duration. This Plan shall commence on its Effective Date and shall remain in effect until all Incentives have been satisfied by the issuance of shares of Common Stock or have been terminated or forfeited.

     2.3 Number and Type of Shares. Subject to adjustment as provided in Section
2.5 hereof, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 500,000 shares. Except as provided in Section
2.4 hereof, the number of shares available for grant, transfer, issuance or other payment under the Plan shall be reduced by the number of shares actually granted, transferred, issued or paid hereunder. Common Stock issued in connection with the grant of an Incentive may be authorized and unissued shares, issued shares held as treasury shares or shares acquired on the open market or through private purchase.

     2.4 Replenishment. Shares of Common Stock covered by Incentives that are not earned or that are canceled, forfeited, terminated, expired or otherwise lapse for any reason and Incentives that are not exercised shall again be available for grant or issuance under the Plan. Shares of Common Stock tendered in consideration of an exercise price or the payment of taxes shall increase the number of shares of Common Stock available for grant or issuance hereunder.

     2.5 Adjustment. In the event of any merger, consolidation or reorganization of the Company with another entity, there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in the transaction.

     In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such substitution or adjustment, the purchase price of any Option, the Performance Objectives applicable to any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted in the discretion of the Committee to the extent necessary to prevent the dilution or enlargement of any Incentive granted hereunder.

                                   ARTICLE III
                                 PARTICIPATION

     3.1 Eligibility. Employees of the Company and its Affiliates shall be eligible to receive Incentives under this Plan when designated by the Committee. Employees can be designated for participation hereunder individually or by groups or categories, in the discretion of the Committee.

     3.2 No Continued Employment. No Participant shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of the grant of an Incentive or the issuance of Common Stock hereunder.

                                   ARTICLE IV
                             ADMINISTRATION OF PLAN

     4.1 Composition of Committee. This Plan shall be administered by a committee appointed by the Board of Directors, consisting of not less than two persons, which shall ordinarily be the Salary Committee of the Board, provided that:

          a. To the extent the grant of an Incentive is intended to be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act, each acting member of the Committee shall be a "non-employee director" within the meaning of such rule.

          b. The Committee, in its discretion, may delegate to one or more executive officers of the Company the authority to make grants of Incentives to Participants hereunder, except that the authority to make grants that are intended to be exempt transactions under Rule 16b-3 promulgated under the Exchange Act shall not be delegated.

     4.2 Power and Authority. The Committee shall have the discretionary power and authority to (a) designate Participants hereunder, (b) award Incentives under the Plan, including the determination of the terms and conditions thereof,
(c) construe and interpret the provisions of the Plan and any form or agreement related thereto, (d) establish and adopt rules, regulations, and procedures relating to the Plan and the grant of Incentives hereunder, including, without limitation, procedures for the crediting of periods of employment with an Affiliate and/or during any period of part-time employment, (e) interpret, apply and construe such rules, regulations and procedures, and (f) make any other determination which it believes necessary or advisable for the proper administration of the Plan.

     Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company, its Affiliates and Participants and their beneficiaries or heirs. The Committee may make determinations selectively among Participants who receive or are eligible to receive Incentives hereunder, whether or not such Participants are similarly situated.

     4.3 Exercise of Power by Board. Notwithstanding any provision of the Plan to the contrary, the Board of Directors may act in lieu of the Committee hereunder.

                                    ARTICLE V
                               GENERAL PROVISIONS

     5.1 Vesting. Unless otherwise provided in any agreement evidencing an Incentive granted hereunder, subject to any additional limitations imposed under
Section 6.1, and subject to earlier termination as provided herein, any such Incentive shall vest over a four-year period, as follows:

          a. No portion of the Incentive shall vest during the one-year period following its grant;

          b. 25% of the aggregate number of shares of Common Stock subject to such Incentive shall vest and be exercisable on the first anniversary date of the grant (such annual period referred to herein as a "Vesting Period");

          c. An additional 25% of the aggregate number of shares of Common Stock subject to such Incentive shall vest and be exercisable on the second anniversary date of the grant;

          d. An additional 25% of the aggregate number of shares of Common Stock subject to such Incentive shall vest and be exercisable on the third anniversary date of the grant; and

          e. An additional 25% of the aggregate number of shares of Common Stock subject to such Incentive shall vest and be exercisable on the fourth anniversary date of the grant.

     5.2 Performance Objectives. The Committee, in its discretion, may impose Performance Objectives as a condition of the grant of Incentives hereunder, such objectives to be achieved during the period designated by the Committee (the "Performance Cycle"). The Committee shall establish such Performance Objectives at the time of grant or annually during the term of such grant. Once established, Performance Objectives may be changed, adjusted or amended during the Performance Cycle, in the discretion of the Committee. The Committee may waive all or any portion of the Performance Objectives during or after the term of the grant on account of a change in circumstances.

     At the conclusion of the term of an affected Incentive or any Performance Cycle, the Committee shall determine the portion of such grant that shall be deemed free of restriction on account of the attainment of the applicable Performance Objectives. The Committee shall notify each affected Participant as to whether the Performance Objectives have been achieved, in whole or in part, and the number of shares of Common Stock free of restriction on account of the attainment of such objectives.

                                   ARTICLE VI
                                    OPTIONS

     6.1 Grant of Options. The Committee may grant Options to such Participants as it may designate, from time to time, subject to the following terms and conditions:

          a. The exercise price of an Option granted hereunder shall not be less than the Fair Market Value of the Common Stock as of the date on which the Option is granted.

          b. The number of shares of Common Stock subject to an Option shall be designated by the Committee at the time of grant.

          c. The term of each Option shall be determined by the Committee, but shall not be longer than 10 years, measured from the date of grant.

          d. The exercise of an Option granted hereunder may be subject to such Performance Objectives or other conditions as the Committee may designate.

          e. Each Option shall be exercisable at such time or times during its term as may be determined by the Committee.

     6.2 Rights as Stockholder. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a stockholder with respect to the shares subject to such Option.

     6.3 Effect of a Severance of Employment. Unless otherwise provided by the Committee in an agreement evidencing the grant of an Option hereunder, Options shall be exercisable only while a Participant is an Employee of the Company or an Affiliate; thereafter, such Options shall be exercisable:

          a. During the one-year period following the date of a Participant's death or Disability, but only to the extent exercisable as of the date of such event.

          b. During the one-year period following a Participant's Retirement, all options granted to a Participant shall vest and be exercisable.

          c. During the 120-day period following a Participant's separation from service for any other reason, except Cause, but only to the extent exercisable as of the date of such severance.

     If a Participant's employment is terminated for Cause, then unless the Committee expressly provides to the contrary under the terms of an individual grant:

          a. Options granted hereunder (whether or not then vested) shall be deemed canceled and forfeited as of the date of such termination; and

          b. Not later than 30 days after such termination, the Participant shall return to the Company the Economic Value of any Option exercised during the term of employment. For this purpose, the term "Economic Value" shall mean the difference between the Option Price and the Fair Market Value of Common Stock as of the date of such termination, multiplied by the number of Options previously exercised by such Participant.

     6.4 Manner of Exercise; Issuance of Common Stock. An Option shall be exercised, in whole or in part, by providing notice to the Committee (or its designee), specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in the form of cash (including cash equivalents) or, if permitted under the terms and conditions applicable to a specific grant, by delivery of shares of mature Common Stock held by the Participant, a combination thereof or in such other manner as may be authorized, from time to time, by the Committee. Common Stock tendered in payment of the option price shall be valued at Fair Market Value as of the date of exercise. For purposes of this paragraph, the term "mature" shall mean that a Participant acquired Common Stock by open market purchase, from a third-party party or held the shares for a period in excess of six months.

     A Participant may exercise Options and contemporaneously sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, provided that the proceeds thereof are applied to the payment of the purchase price of the shares. Any such transaction shall be with the consent of the Committee.

     As soon as practicable after the receipt of written notification or exercise and payment of the option price in full, the Committee shall cause the Company to deliver to the Participant, registered in the Participant's name, certificates representing shares of Common Stock in the appropriate amount, including shares of stock subject to restrictions on transfer or other conditions.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Amendment and Termination. The Board of Directors may amend or terminate this Plan at any time, in its sole discretion; provided, however, that no such amendment or termination shall materially change or impair, without the consent of each affected Participant, the terms and conditions of an Incentive previously granted hereunder.

     7.2 Transferability of Incentives. Except as expressly provided in this
Section 7.2, no Incentive granted hereunder shall be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof, whether by operation of law or otherwise, and whether voluntarily or involuntarily (except in the event of the holder's death by will or the laws of descent and distribution) and neither the Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant. During a Participant's lifetime, an Incentive may be exercised only by the Participant or by the guardian or legal representative of such person.

     7.3 Withholding. The Company shall have the right to withhold from any payment made under the Plan or to collect as a condition of any such payment, any taxes required by law to be withheld. To the extent permitted under a specific grant of an Incentive hereunder, a Participant may satisfy this obligation, in whole or in part, by directing the Company to withhold from such payment shares of Common Stock having a Fair Market Value equal to the amount required to be withheld, determined for Federal income tax purposes at a rate not in excess of the rates applicable to supplemental wage payments under Code
Section 3402. Common Stock withheld hereunder shall be valued at Fair Market Value, determined as of the date that the amount of tax to be withheld shall be determined. Once delivered to the Committee, an election shall be irrevocable.

     7.4 Lapse of Restrictions Upon Change in Control. Unless otherwise provided by the Committee at the time of grant hereunder, in the event of a Change in Control, all Options granted hereunder shall immediately become and remain vested and exercisable during the one-year period following such Change in Control or such longer period permitted under an individual grant, and all Performance Objectives shall be deemed satisfied.

     Unless otherwise provided in a separate agreement between the Company or an Affiliate and a Participant hereunder and notwithstanding any provision of this Plan to the contrary, if the aggregate present value of all "parachute payments" payable to a Participant who is a "disqualified person" shall not exceed 300% of such Participant's "base amount" minus one dollar (all determined in accordance with Code Section 280G). To the extent necessary to comply with such limit, each affected Participant shall be deemed to have forfeited Incentives otherwise accelerated hereunder or such other payments or benefits as the Participant may designate. If such Participant fails to designate Incentives, payments or benefits for reduction hereunder, the Participant shall be deemed to have forfeited Incentives.

     7.5 Agreements. The terms of each Incentive granted hereunder shall be evidenced by an agreement between each Participant and the Committee setting forth the terms and conditions applicable to such Incentive; such agreement shall be made in writing or by such electronic means as the Committee deems appropriate.

     7.6 Additional Legal Requirements. The obligation of the Company or any Affiliate to deliver Common Stock to any Participant hereunder or to deliver such stock free of restriction shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee. Certificates for shares of Common Stock issued hereunder may be legended as the Company or the Committee shall deem appropriate.

     7.7 Governing Law. The Plan and any Incentive granted under the Plan shall be governed by the laws of the State of Mississippi.

     7.8 Other Benefits. Incentives granted to a Participant under the terms of the Plan shall not impair or otherwise reduce such Participant's compensation, life insurance or other benefits provided by the Company or an Affiliate; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

     THIS PLAN was approved by the Board of Directors of NBC Capital Corporation on February 19, 2003 and by the shareholders of NBC Capital Corporation on May 20, 2003, to be effective as of the date of approval by the shareholders.


                                       NBC CAPITAL CORPORATION


                                       /s/ LEWIS F. MALLORY, JR.
                                       ------------------------------------
                                       Lewis F. Mallory, Jr.
                                       Chairman and Chief Executive Officer

PROXY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON May 20, 2003
                             NBC CAPITAL CORPORATION
                             Starkville, Mississippi

     The undersigned shareholder(s) hereby appoint(s) Robert L. Calvert, III, Robert A. Cunningham, Robert D. Miller, Allen B. Puckett, III and Sammy J. Smith or any one of them (with full power to act alone), proxies for the undersigned to attend the annual meeting of the shareholders of NBC Capital Corporation to be held on Tuesday, May 20, 2003 at 5:00 p.m. at the National Bank of Commerce, Columbus Banking Center, 803 Main Street, Columbus, Mississippi, and any and all adjournments, thereof, with full power for any of them to appoint and to revoke the appointment of a substitute for themselves at such meeting or at any and all adjournments thereof, and to vote as many shares of the capital stock of NBC Capital Corporation as the undersigned would be entitled to vote if personally present.

     This proxy will be voted as directed below on the proposals set forth in the proxy statement of the meeting.

       (Continued, and to be marked, dated and signed, on the other side)

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

The Board of Directors recommends a vote "FOR" all nominees listed below.

                                                                   WITHHOLD
                                                          FOR      AUTHORITY
ITEM 1.  To elect twenty one directors of NBC Capital     [ ]         [ ]
         Corporation to serve until the 2004 annual meeting, or until their Successors are duly elected and qualified.

(INSTRUCTION: To withhold authority to vote for any individual nominees check the box above to vote "FOR" all nominees and strike a line through the nominee's name in the list below. Holders of common stock may cumulate their votes for one or more directors. To cumulate votes, place the number of votes for a director on the line next to such director's name)

       Lewis F. Mallory, Jr.         Bobby L. Harper
------                          ----
       Mark A. Abernathy             Robert S. Jones
------                          ----
       David Byars                   Robert D. Miller
------                          ----
       Robert S. Caldwell, Jr.       Ralph E. Pogue
------                          ----
       Robert L. Calvert, III        Thomas J. Prince, Jr.
------                          ----
       Robert A. Cunningham          Allen B. Puckett, III
------                          ----
       J. Nutie Dowdle               Dr. James C. Ratcliff
------                          ----
       Clifton B. Fowler             H. Stokes Smith
------                          ----
       James C. Galloway, Jr.        Sammy J. Smith
------                          ----
       Hunter M. Gholson             Henry S. Weiss
------                          ----
       James D. Graham
------

The Board of Directors recommends a vote "FOR" Items 2 and 3 below.

                                                   FOR    AGAINST    ABSTAIN
ITEM 2. To amend the Corporation's Articles of     [ ]      [ ]        [ ]
Incorporation to increase the number of
authorized shares of Common Stock from
10 million to 50 million.
                                                   FOR    AGAINST    ABSTAIN
ITEM 3. To Approve the Corporation's 2003          [ ]      [ ]        [ ]
Long-Term Incentive Plan, a copy of which is attached to the proxy statement accompanying this proxy card.

                                                   FOR    AGAINST    ABSTAIN
ITEM 4. In their discretion, the proxies are       [ ]      [ ]        [ ]
authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.


                          ---------------------------------            --------
                               Signature of Stockholder                  Date


                          ---------------------------------            --------
                               Signature of Stockholder                  Date

NOTE: Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Please mail in the accompanying postpaid envelope.

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